                                                                   Exhibit 10.33

                       SEPARATION OF EMPLOYMENT AGREEMENT
                               AND GENERAL RELEASE

         WHEREAS David R. Dowsett ("Executive") has been employed by The
Med-Design Corporation or its subsidiary MDC Research Ltd. (together with The
Med-Design Corporation, the "Company"), and because Executive's employment with the Company will terminate effective May 19, 2006, Executive and the Company agree as follows:

         1. In consideration of the promises of the Company set forth in paragraph 4 below, Executive, and his or her heirs, executors and administrators, intending to be legally bound, hereby permanently and irrevocably agree to the termination of Executive's employment with the Company effective as of May 19, 2006 (the "Termination Date") and hereby REMISE, RELEASE and FOREVER DISCHARGE the Company and any individual or organization related to the Company and against whom or which Executive could assert a claim, including any and all subsidiaries and affiliates, and their officers, directors, shareholders, partners, employees and agents, and their respective successors and assigns, heirs, executors and administrators (hereinafter referred to collectively as "Releasees"), of and from any and all causes of action, suits, debts, claims and demands whatsoever, which he had, has, or may have against
Releasees up until the date of his execution of this Separation of Employment
Agreement and General Release (this "Agreement"), other than the Release
Exclusions (as defined below). Particularly, but without limitation, Executive so releases all claims relating in any way to his employment or the termination of his employment relationship with the Company, including without limitation claims under the Pennsylvania Human Relations Act, 43 P.S. ss. 951 et seq.,
California Fair Employment and Housing Act, the California Labor Code, Title VII
of the Civil Rights Act of 1964, as amended, ss. 42 U.S.C. 2000e et seq., the
Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq., the Employee
Retirement Income Security Act 29 U.S.C. ss. 1001 et seq., the Age
Discrimination in Employment Act, as amended 29 U.S.C. ss. 621 et seq. (the
"ADEA"), any common law claims and all claims for counsel fees and costs.
Executive agrees and covenants that should any other person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past, up to and including the date of this release, Executive will not seek or accept any personal relief in such civil action, suit or legal proceeding.
This release does not give up Executive's rights, if any, to claims that
Executive has or may have relating to the payments and benefits Executive is entitled to receive under paragraph 4 below.

         2. Executive shall promptly take all steps necessary to dismiss with prejudice any and all pending complaints, charges and grievances against the
Company or Releasees, regardless of whether they are or have been filed internally or externally. Executive also agrees that the payment in Paragraph 3 is in full satisfaction of any liability or obligation to Executive under the
Employment Agreement, dated as of May 15, 2002, between the Company and
Executive, as amended on October 17, 2003 and May 19, 2006.

         3. For the purposes of implementing a full and complete release and discharge of claims, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all the claims described in the preceding paragraphs, whether known or unknown, suspected or unsuspected, and that this Agreement contemplates the extinction of all such claims, including claims for attorney's fees. Executive expressly waives any right to assert after the execution of this Agreement that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of the Agreement. Executive expressly waives any and all rights and benefits conferred upon Executive by the provisions of Section 1542 of the
Civil Code of California which provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         4. In full consideration of Executive's execution of this Agreement, and his or her agreement to be legally bound by its terms, the Company will provide Executive with the following consideration, to which Executive acknowledges he or she would not otherwise be entitled:

                  (a) Executive shall receive a severance benefit of $240,430, which is equal one year of Executive's base salary as in effect on the
Termination Date ($218,400), one year of Executive's car allowance as in effect on the Termination Date ($9,600) and one year of Executive's health insurance benefit as in effect on the Termination Date ($12,430), all of which shall be paid in 12 monthly installments after the expiration of the revocation period for the Release except as provided in paragraph (b) below.

                  (b) Notwithstanding the foregoing in order to assure
compliance with Section 409A of the Internal Revenue Code of 1986, as amended
("Section 409A"), any payments to the Executive pursuant to Section 4(a) shall not be paid until after the expiration of six months following the date of termination. Immediately after the expiration of such six months, the Company shall pay to the Executive the entire amount that would have been payable during such six-month period but for the preceding sentence and, if the Executive elects a lump sum payment, the entire amount that is payable for the balance of the 12-month period. (If the Executive does not so request, the remaining payment will be made over the balance of the 12-month period.) In the event that guidance issued after May 15, 2006 by the U.S. tax authorities establishes that payment to the Executive of amounts payable under this Section prior to the expiration of six months following termination will not subject the Executive to any excise tax imposed by Section 409A, the Executive may request payment prior to the expiration of six months, and the Company will promptly thereafter make such payment.

         Executive understands and expressly agrees that the payment under paragraphs (a) and (b) above is expressly contingent on Executive's continued
employment through the Termination Date.

         Except as set forth in this Agreement, it is expressly agreed and understood that Releasees do not have, and will not have, any obligation to provide Executive at any time in the future with any payments, benefits or considerations other than those recited in this paragraph, or those required by law, other than under the terms of any benefit plans which provide benefits or payments to former employees according to their terms. Notwithstanding the foregoing, and notwithstanding the execution of this Agreement, Executive shall be entitled to receive payments for any unpaid salary and any accrued vacation time and sick leave owed to Executive through the Termination Date.

         5. The parties acknowledge that the performance of the promises of each are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth in this Agreement.

         6. Executive hereby agrees and recognizes that, as of his or her
Termination Date, Executive's employment relationship with the Company or
Releasees will be permanently and irrevocably severed and that Executive will not apply for a position with the Company or its affiliates and Executive waives his or her right to be hired or rehired in the future by the Company and any of its affiliates.

         7. Executive agrees and acknowledges that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Releasees.

         8. Executive agrees, covenants and promises that Executive will not communicate or disclose the terms of this Agreement to any persons with the exception of members of Executive's immediate family and Executive's attorney and financial advisor, except as required by law. Executive further agrees to refrain from using or disclosing for the benefit of any person, business or entity other than the Company, any confidential information relating to the
Company's business, which includes but is not limited to information relating to the Company's employees, processors, suppliers, customers, services, plans, marketing studies or analyses, and financial or business affairs. Executive represents that any and all documents containing such confidential information will be returned to the Company upon termination of employment.

         9. This Agreement, and the provisions of the Employment Agreement that survive Executive's termination of employment, constitute the complete and entire understanding between the parties, and supersede any and all prior agreements and understandings between the parties to the extent they are inconsistent with this Agreement.

         10. Executive hereby certifies that Executive has read the terms of this Agreement, that Executive has been advised by the Company to consult with an attorney of his or her own choice prior to executing this Agreement, that
Executive has had an opportunity to do so, and that Executive understands this
Agreement's terms and effects. Executive further certifies that neither
Releasees nor any representative of Releasees has made any representations to
Executive concerning this Agreement other than those contained herein.

         11. Executive acknowledges that Executive has been informed that: (i)
this Agreement includes a waiver of claims under the ADEA; (ii) that Executive has the right to consider this Agreement for a period of 21 days (although
Executive may choose voluntarily to execute this Agreement earlier); (iii) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Agreement is executed; and (iv) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by Executive, provided that the Company has also executed this Agreement by that date. Executive also understands that he or she has the right to revoke this Agreement for a period of seven days following his execution of this Agreement by giving written notice to the Company in care of Lawrence D. Ellis.

         12. Executive acknowledges and agrees that Executive has no equity ownership interest in the Company or any of its affiliates other than the equity ownership interest listed on an Schedule 1 attached hereto.

         13. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable.

         14. The provisions of this Agreement shall be governed by the laws of
California, without regard to any choice of law provisions.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement on the dates indicated below.

WITNESS: ______________________                       /s/ David R. Dowsett
                                                     David R. Dowsett
                                                     Date: 5/17/06

                                                     THE MED-DESIGN CORPORATION

WITNESS: ______________________                       /s/ Lawrence Ellis
                                                     Lawrence Ellis
                                                     Date: 5/17/06

                                                     MDC RESEARCH LTD.

WITNESS: ______________________                       /s/ Lawrence Ellis
                                                     Lawrence Ellis
                                                     Date: 5/17/06

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